Exhibit 32.1

Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Trailer Bridge, Inc. (the “Company”) and I, the undersigned Vice President of Administration and Chief Financial Officer of Trailer Bridge, Inc. (the “Company”), hereby certify, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ivy B. Suter
Ivy B. Suter
May 17, 2010

/s/ Mark A. Tanner
Mark A. Tanner
May 17, 2010

19